CERTIFICATION

Eric C. Brown, President, and Mark W. Giovanniello, Treasurer of Copeland Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2012 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Copeland Trust

Copeland Trust

/s/Eric C. Brown

/s/Mark W. Giovanniello

Eric C. Brown

Mark W. Giovanniello

Date:

2/7/13

Date:

2/7/13

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the version of this written statement required by Section 906, has been provided to Copeland Trust and will be retained by Copeland Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.